EXHIBIT 2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.001, of Advanced Biotherapy, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings. As contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated as of November 25, 2008

/s/ Richard P. Kiphart
Signature

Name/Title: Richard P. Kiphart

/s/ Michael P. Krasny, Trustee
Signature

Name/Title: Michael P. Krasny, Trustee of the Michael P. Krasny Revocable Trust

/s/ Simon Skurkovich
Signature

Name/Title: Simon Skurkovich, M.D.

/s/ Rebecca S. Kiphart
Signature

Name/Title: Rebecca S. Kiphart

/s/ Julia K. Gluck
Signature

Name/Title: Julia K. Gluck

/s/ John R. Capps
Signature

Name/Title: John R. Capps

/s/ Mathew Gooch
Signature

Name/Title: Matthew Gooch

/s/ David W. Valentine
Signature

Name/Title: David W. Valentine

/s/ Christopher W. Capps
Signature

Name/Title: Christopher W. Capps

/s/ Boris Skurkovich
Signature

Name/Title: Boris Skurkovich, M.D.

/s/ Carol Dorros
Signature

Name/Title: Carol Dorros, M.D.